PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

DRAFT BALLOT

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

CONTROL NUMBER

RIDGEWORTH CAPITAL INNOVATIONS GLOBAL RESOURCES AND INFRASTRUCTURE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2017

The undersigned, revoking prior proxies, hereby appoints _____________, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the RidgeWorth Capital Innovations Global Resources and Infrastructure Fund (the "Fund"), a series of RidgeWorth Funds (the "Trust"), to be held at RidgeWorth Capital Management LLC, 3333 Piedmont Road, Suite 1500, Atlanta, Georgia 30305 on June 28, 2017, at 1:00 p.m. Eastern Time, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-888-784-3863. Representatives are available to assist you Monday through Friday 8:00 a.m. to 5:30 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on June 28, 2017. The proxy statement for this meeting is available at: https://www.ridgeworth.com.

RIDGEWORTH CAPITAL INNOVATIONS GLOBAL RESOURCES AND INFRASTRUCTURE FUND

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the Oak Ridge Global Resources & Infrastructure Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust ("IMST"), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value ("NAV") per class equal to the aggregate NAV of the designated class of shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of each class of the Acquiring Fund in proportion to their respective holdings of shares of the designated class of the Acquired Fund.	○	○	○
2. Approval of an Investment Advisory Agreement with RidgeWorth Capital Management LLC, the investment adviser to the Acquired Fund.	○	○	○
3. The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.	○	○	○

THANK YOU FOR VOTING